EXHIBIT 99.1

Mill City Ventures III, Ltd. Announces $450,000,000 Private Placement to Initiate Sui Treasury Strategy

Upon the closing of the Private Placement, Mill City will adopt a Sui Treasury Strategy

Mill City intends to continue its short-term non-bank lending and specialty finance business

Marius Barnett and Stephen Mackintosh, Co-founders of Karatage, will become Chairman of the Board of Directors of the Company and Chief Investment Officer of the Company, respectively, effective upon the closing of the Private Placement

Industry-First Relationship with Sui Foundation Provides Institutional-Grade Gateway for Exposure to Only Blockchain Built for Mass Adoption

WAYZATA, MN / July 28, 2025 / Mill City Ventures III, Ltd. (" Mill City" or the “Company”) (NASDAQ:MCVT), a non-bank lender and specialty finance company, today announced that it has entered into securities purchase agreements (the “Securities Purchase Agreements ”) for a private investment in public equity for the purchase and sale of 83,025,830 shares of common stock (or common stock equivalents in lieu thereof) at a price of $5.42 per share for expected aggregate gross proceeds of approximately $ 450,000,000, before deducting placement agent fees and other offering expenses (the “Private Placement”, or the “Offering”).

Karatage Opportunities (“Karatage”), the London-based proprietary hedge fund specializing in digital assets and emerging technology investments, founded by Marius Barnett and Stephen Mackintosh, acted as the lead investor, with an equivalent investment from the Sui Foundation, an independent organization dedicated to the advancement and adoption of the Sui network. As a significant early investor in the Sui ecosystem, Karatage has established itself as a strategic partner to Mysten Labs, the original contributors to Sui, with deep operational experience across the Sui network.

The Offering included participation by prominent firms and infrastructure providers Big Brain Holdings, Galaxy Digital Inc (Nasdaq: GLXY) and Dr Jack Kong – NLABS Fund as well as investment from Pantera Capital , M2, Electric Capital, GSR, Selini, Protagonist, ParaFi Capital, Borderless, dao5, Arrington Capital, Comma3 Ventures, FalconX, Paper Ventures and Maven 11 amongst others. Galaxy Asset Management will serve as the Asset Manager.

The closing of the Offering is expected to occur on or about July 31, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use approximately 98% of the net proceeds from the Private Placement to acquire the native cryptocurrency of the Sui blockchain commonly referred to as “SUI”, and approximately 2% of the net proceeds from the Private Placement to fund the Company’s short-term lending business. SUI will serve as the Company’s primary treasury reserve asset.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

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Upon closing of the Offering, the Company intends to appoint two new members to the Company’s board of directors (the “Board”). The new Board members provide the strong and experienced leadership the Company needs as the Company pivots to a SUI treasury strategy:

•	Marius Barnett (Co-Founder of Karatage) will serve as the Chairman of the Board. A veteran operator and investor in digital assets, Mr. Barnett has a track record in building businesses across real estate, infrastructure and energy.

•	Dana Wagner will serve as an independent Board Director. As a current board member at Coinbase Custody Trust Company and former general counsel at Square, Mr. Wagner has served in senior-level legal roles for category-defining firms at the cutting edge of financial technology.

Stephen Mackintosh (Co-Founder and General Partner at Karatage) will serve as the Company’s Chief Investment Officer. With previous experience in artificial intelligence and deep tech, Mr. Mackintosh brings extensive experience across the Sui ecosystem as he manages the SUI treasury strategy for the Company.

“We're launching at a pivotal moment when both institutional crypto and AI are reaching critical mass — creating significant opportunities across blockchain infrastructure,” said Stephen Mackintosh, the proposed Chief Investment Officer of Mill City and General Partner at Karatage. “We believe that Sui is well positioned for mass adoption with the speed and efficiency institutions require for crypto at scale, plus the technical architecture capable of supporting AI workloads while maintaining security and decentralization.”

“Sui was built to provide the scalability, speed, and security needed to support the next generation of decentralized applications and real-world crypto use-cases for consumers and institutions alike — from stablecoins to artificial intelligence to gaming and broader finance,” added Christian Thompson, Managing Director at the Sui Foundation.

Mill City intends to acquire SUI tokens on the open market, as well as via institutional-grade deal flow typically reserved for crypto funds and a negotiated purchase and sale agreement with Sui Foundation — a treasury strategy now accessible through a publicly traded structure with daily liquidity. As the sole SUI treasury with support from the Sui Foundation, Mill City and the Sui Foundation team will share information about the technology and ecosystem growth, establishing it as one of the only foundation-supported crypto treasury strategies.

“The future belongs to crypto, AI, and stablecoins — and they all need infrastructure that can handle real scale. That’s Sui,” said Adeniyi Abiodun, Co-Founder and Chief Product Officer of Mysten Labs. “We believe that everything has been leading up to the right time to make Sui’s founding vision a reality — and in our view, the moment is now.”

The Offering is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Pursuant to the terms of the Securities Purchase Agreement, the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the Private Placement.

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

Sullivan & Worcester LLP is acting as legal advisor to A.G.P./Alliance Global Partners.

Loeb & Loeb LLP is acting as legal advisor to Mill City.

Akin Gump Strauss Hauer & Feld LLP is acting as legal advisor to Karatage.

O’Melveny & Myers LLP is acting as legal advisor to Sui Foundation.

About Mill City Ventures III, Ltd.

Founded in 2007, Mill City Ventures III, Ltd., is a specialty finance company focused on short-term lending and structured finance solutions. The company provides capital to businesses through secured loan agreements, offering investors attractive returns with a focus on security and risk mitigation. More information about the company can be obtained at www.sec.gov or www.millcityventures3.com.

Upon closing of the Private Placement, the Company expects to adopt a SUI treasury strategy.

About Karatage Opportunities

Karatage is a London-based proprietary hedge fund specializing in emerging technology investments across digital assets, artificial intelligence, and gaming. Founded by Marius Barnett and Stephen Mackintosh, Karatage focuses on identifying and backing high-growth projects building next-generation technology with mass-market appeal. As a significant early investor in the Sui ecosystem, the Karatage team brings deep operational experience across the blockchain ecosystem. For more information about Karatage, please visit karatage.io.

Upon the closing of the Private Placement, Marius Barnett and Stephen Mackintosh, Co-founders of Karatage, are expected to become Chairman of the Board and Chief Investment Officer of the Company, respectively.

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Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, statements regarding the anticipated closing of the Offering, the anticipated receipt of proceeds from the Offering, the Company’s anticipated use of the proceeds from the Offering, opportunities that the Offering will create, Sui’s capabilities as a blockchain and the opportunities Sui creates, the belief that the new Board members will provide strong and experienced leadership to the Company, the execution of the Company’s treasury strategy, the anticipated filing of a registration statement and the Company’s ability to cause it to be effective and maintain its effectiveness, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s satisfaction of closing conditions for the offering, fluctuations in the market price of SUI and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SUI below the value at which the Company’s SUI are carried on its balance sheet, changes in the accounting treatment relating to the Company’s SUI holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our SUI treasury strategy, the risk that SUI is classified as a security under current or future regulatory frameworks and the risk that the Company is deemed an investment company as a result of its ownership of SUI, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Investor Relations Contact Information:

Investor Relations Contact:

Joseph A. Geraci

Chief Financial Officer

Mill City Ventures III, Ltd.

612-868-5815

jg@millcityventures3.com

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